SCHEDULE 13G

CUSIP No. G4000A102	Page 11 of 11 Pages

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Units of EDOC Acquisition Corp. dated as of August 31, 2022 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: August 31, 2022

HARRADEN CIRCLE INVESTORS, LP
By:	HARRADEN CIRCLE INVESTORS GP, LP, its general partner
By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner
By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LP
By:	HARRADEN CIRCLE INVESTORS GP, LLC, its general partner
By:	/s/ Frederick V. Fortmiller, Jr.
Title:	Managing Member

HARRADEN CIRCLE INVESTORS GP, LLC
By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

HARRADEN CIRCLE INVESTMENTS, LLC
By:	/s/ Frederick V. Fortmiller, Jr.
Managing Member

FREDERICK V. FORTMILLER, JR.
/s/ Frederick V. Fortmiller, Jr.